UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020 (October 19, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Items.

On October 19, 2020, Front Yard Residential Corporation (the “Company” or “Front Yard”), a Maryland corporation, issued a press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pretium Midway Holdco, LP, a Delaware limited partnership (“Pretium”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust and a direct wholly owned subsidiary of Pretium (“Merger Sub”), pursuant to which the Company will, subject to the satisfaction or waiver of the conditions of the Merger Agreement, merge with and into Merger Sub, with Merger Sub surviving the merger and becoming a wholly owned subsidiary of Pretium. Pursuant to the Merger Agreement, Front Yard will be acquired by a partnership led by Pretium and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), our external asset manager; our ability to successfully internalize our asset management function; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of the termination of the Agreement and Plan of Merger with Amherst Residential, LLC (the “Amherst Transaction”) on our relationships with our customers, financing sources, third-party service providers, operating results and business generally; the impact of the costs of the Amherst Transaction that were borne by the Company despite the Amherst Transaction being terminated; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 19, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Front Yard Residential Corporation

October 19, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer

Exhibit 99.1

Front Yard Residential Enters into Definitive Agreement to be Acquired by Pretium and Ares Management for $13.50 Per Share in Cash

Transaction Valued at Approximately $2.4 Billion

Expected to Create Second-Largest Single-Family Rental Owner and Operator in the United States

CHRISTIANSTED, U.S. Virgin Islands – October 19, 2020 – Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI), an industry leading provider of high-quality and affordable rental homes, announced today that it has entered into a definitive merger agreement whereby a partnership led by Pretium and including funds managed by the Real Estate Equity and Alternative Credit strategies of Ares Management Corporation (NYSE: ARES) (together, the “Partnership”), will acquire Front Yard in a transaction valued at approximately $2.4 billion, including debt to be assumed or refinanced.

Under the terms of the agreement, Front Yard stockholders will receive $13.50 in cash per share. The per share purchase price represents a premium of approximately 35.5% over Front Yard’s closing share price on October 16, 2020, the last trading day prior to today’s announcement, and 45.4% over Front Yard’s one-month volume-weighted average share price.

“We are excited to have reached an agreement with Pretium and Ares Management for the sale of our company, which we believe represents an outstanding, value-maximizing outcome for Front Yard stockholders,” said George Ellison, Front Yard’s Chief Executive Officer. “Pretium has built an impressive portfolio of single-family rental homes and has developed an industry-leading platform that includes more than 40,000 homes under management. I am confident that the combination of our complementary portfolios, with increased size and scale, operating leverage and efficiencies, will deliver significant benefits to our platform and residents.”

“The Front Yard Board of Directors has always been committed to maximizing value for our stockholders, and we believe this merger accomplishes that objective,” said Rochelle R. Dobbs, Front Yard’s Chairwoman of the Board of Directors. “This transaction is the result of an extensive and thorough review of strategic alternatives by our Board. Earlier this year we announced a transaction to internalize our asset management function, a change that we believed would best position us to enhance stockholder value going forward. We now are pleased to successfully conclude our process with a transaction that delivers immediate and significant value to our stockholders.”

“This transaction is an important development in the evolution of the single-family rental sector as the asset class continues to perform strongly and attract increasing amounts of institutional investment,” said Don Mullen, Pretium’s Chairman and CEO. “Pretium is proud of the role we have played in driving the growth and maturation of the industry, and we look forward to building on that track record with this acquisition. We welcome the Front Yard team to the Pretium family and we, along with our partners at Ares Management, will build on the significant progress they have achieved as we further invest in this business and apply our scale and strategic and operational expertise to deliver benefits for renters, communities, and investors.”

Approvals and Timing

The transaction is expected to close in the first quarter of 2021, subject to the approval of the holders of a majority of Front Yard’s outstanding shares and the satisfaction of customary closing conditions.

The Front Yard Board of Directors has unanimously approved the merger agreement and intends to recommend that Front Yard stockholders vote in favor of it at a Special Meeting of Stockholders, to be scheduled as soon as practicable. Stockholders representing approximately 14.8% of Front Yard’s voting stock have agreed to vote in favor of the transaction.

Advisors

Deutsche Bank Securities Inc. is serving as financial advisor to Front Yard and Weil, Gotshal & Manges LLP is serving as Front Yard’s legal counsel.

RBC Capital Markets, LLC is serving as financial advisor to Pretium. BofA Securities is serving as financial advisor to Ares. Sidley Austin is serving as M&A legal counsel, Fried Frank as partnership legal counsel, and Hunton Andrews Kurth as special tax and financing counsel to Pretium. Latham & Watkins is serving as legal counsel to Ares.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

About Pretium

Pretium is a specialized alternative investment management firm focused on residential real estate, mortgage finance, and corporate credit. Pretium was founded in 2012 to capitalize on secular investment and lending opportunities arising as a result of structural changes, disruptions, and inefficiencies within the economy, the residential housing sector, and mortgage finance markets. Pretium has built an integrated analytical and operational ecosystem within the U.S. residential housing, mortgage, and corporate credit markets, and believes that its insight and experience within these markets create a strategic advantage over other investment managers. Pretium’s platform has more than $16 billion of assets under management as of October 1, 2020 and employs approximately 1,500 employees across 26 offices. Please visit www.pretium.com for additional information.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager operating integrated businesses across Credit, Private Equity and Real Estate. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent and attractive investment returns for fund investors throughout market cycles. Ares

Management’s global platform had approximately $165 billion of assets under management as of June 30, 2020 with approximately 1,400 employees operating across North America, Europe and Asia Pacific, pro forma for the acquisition of SSG Capital Holdings Limited which closed on July 1, 2020. For more information, please visit: www.aresmgmt.com.

About Ares Real Estate Group

The Ares Real Estate Group manages comprehensive public and private, equity and debt strategies with approximately $14 billion of assets under management and approximately 80 investment professionals, as of June 30, 2020. The real estate team maintains a time-tested and consistent investment approach across equity and debt strategies focusing on major property types that have value creation opportunities, located in liquid markets with diversified economies.

About Ares Alternative Credit

Ares’ Alternative Credit strategy focuses on direct lending and investing in assets that generate contractual cash flows and fills gaps in the capital markets between credit, private equity and real estate. Ares Alternative Credit targets investments across the capital structure in specialty finance, lender finance, loan portfolios, equipment leasing, structured products, net lease, cash flow streams (royalties, licensing, management fees), fund secondaries and other asset-focused investments. Co-Headed by Keith Ashton and Joel Holsinger, Ares Alternative Credit leverages a broadly skilled and cohesive team of approximately 40 investment professionals as of June 30, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), our external asset manager; our ability to successfully internalize our asset management function; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of the termination of the Agreement and Plan of Merger with Amherst Residential, LLC (the “Amherst Transaction”) on our relationships with our customers, financing sources, third-party service providers, operating results and business generally; the impact of the costs of the Amherst Transaction that were borne by the Company despite the Amherst Transaction being terminated; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This release may be deemed solicitation material in respect of the proposed acquisition of the Company by Pretium. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the

SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at www.frontyardresidential.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with Front Yard’s 2020 Annual Meeting of Stockholders, filed with the SEC on May 28, 2020.

Front Yard Contacts

Investor Relations

Phone: 1-704-558-3068

E-mail: IR@FYRHomes.com

Pretium Contacts

Media

Prosek Partners

Mike Geller, 646-818-9018

mgeller@prosek.com

Josh Clarkson, 646-818-9259

jclarkson@prosek.com

Investors

Genie Pusey, 917-942-7395

gpusey@pretium.com

Ares Management Corporation Contacts

Media

Mendel Communications

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

Investors

Carl Drake, 800-340-6597

cdrake@aresmgmt.com

Priscila Roney, 212-808-1185

proney@aresmgmt.com

Brittany Cash, 212-301-0347

bcash@aresmgmt.com